Exhibit 10.38
                                    AGREEMENT

         This Agreement made effective February 27, 1997 between DIANON SYSTEMS, INC., a Connecticut corporation; and any successor thereto, hereinafter referred to as the "Company," and RICHARD A. SANDBERG, residing at 233 Brushy Ridge, New Canaan, Connecticut 06840.

                                   WITNESSETH

         WHEREAS, Richard A. Sandberg wishes to resign his position as Chairman of the Board of Directors of the Company; and

         WHEREAS, the Company wishes to continue to employ Richard A. Sandberg and Richard A. Sandberg wishes to accept such continued employment, in each case for the purposes, on the terms, for the period and subject to the conditions set forth below; and

         WHEREAS, the services that Richard A. Sandberg should render under this Agreement to the Company are unique and valuable; and

         WHEREAS, the parties desire to reduce the terms and conditions of Richard A. Sandberg's employment to writing; and

         WHEREAS, the Compensation Committee has approved and recommended that the Company enter into this Agreement; and

         WHEREAS, based on the recommendation of the Compensation Committee, the Board of Directors has ratified and approved this Agreement and, in particular,
(i) has ratified, approved and confirmed the original grant to Richard A. Sandberg of all options to purchase Company stock held by him as of the date hereof, (ii) has approved the vesting in full of all options held by Richard A. Sandberg as of the date hereof to the extent not previously vested as set forth in Section 2 hereof, and (iii) has approved the purchase of all options held by Richard A. Sandberg on terms set forth in Section 2 hereof.

         NOW, THEREFORE, in consideration of the terms and conditions and the mutual covenants contained in this Agreement, the Company and Richard A. Sandberg hereby agree as follows:

         1. Resignation As Chairman

         Richard A. Sandberg resigns as Chairman of the Board and as an officer of the Company effective as of February 27, 1997.

         2. Stock Options

         All options to buy Company stock held by Richard A. Sandberg as of February 27, 1997, (Options") to the extent not previously vested will vest in full effective February 27, 1997, provided that Richard A. Sandberg does not revoke this Agreement pursuant to Section 24 of this Agreement. A revocation by Mr. Sandberg of this Agreement pursuant to Section 24 of This Agreement shall not affect (i) any Option (or portion thereof) that was not vested pursuant to this Section 2 and (ii) any Option that was exercised or sold by Richard A. Sandberg prior to the date of such revocation. Richard A. Sandberg may sell any or all of the options to the Company on or before May 28, 1997 for cash at a price equal to (i) the number of shares of Company stock covered by such Option times (ii) the amount by which 10 7/8 exceeds the exercise price of such Option. The options will otherwise be exercisable according to the terms of their initial grant(s).

         3. Employment As Consultant To The President

         The Company hereby employs Richard A. Sandberg as Consultant to the President as of February 28, 1997 and Richard A. Sandberg hereby accepts such employment upon the terms and conditions set forth in this Agreement. The position of Consultant to the President is not an officer position in the Company.

         4. Duties and Responsibilities

         Richard A. Sandberg will perform with continuous diligence those activities assigned to Richard A. Sandberg by the Company's President in connection with special projects as the President may from time to time identify. The parties acknowledge that the President has full discretion to determine the nature of all such projects and location or locations at which Richard A. Sandberg shall perform assigned activities under this Agreement, provided that Richard A. Sandberg shall not be required to relocate from his residence in New Canaan, Connecticut.

         5. Term

         Richard A. Sandberg's employment as Consultant to the President of the Company will commence on February 28, 1997 and terminate according to the terms of Section 8 of this Agreement.

         6. Compensation

         The Company will compensate Richard A. Sandberg for his services during the term of his employment as Consultant to the President under this Agreement on a salaried basis paid in installments at an annualized rate of $232,000. Richard A. Sandberg will not participate in any management incentive compensation program maintained by the Company during the term of his employment as Consultant to the President under this Agreement.

         7. Fringe Benefits

         During the term of his employment as Consultant to the President under this Agreement, the Company will provide Richard A. Sandberg benefits and emoluments as authorized for all other salaried Grade 19 management employees of the Company as they may be modified from time to time by the Company, including at the time of the execution of this Agreement, health and medical insurance, life insurance, sick leave, vacation, holidays, car allowance, retirement plan participation and stock purchase plan participation.

         8. Termination

         Richard A. Sandberg's employment as Special Consultant to the President under this Agreement will terminate on the first of any of the following occurrences:

         (a)      Richard A. Sandberg's death;

         (b) Richard A, Sandberg's disability for a period of 90 days or more unless waived by the Board of Directors;

         (c) mutual agreement of the parties reduced to writing signed by both parties;

         (d)      voluntary resignation by Richard A. Sandberg;

         (e) February 27, 1998, absent renewal of this Agreement by mutual agree-ment of the parties memorialized in a writing signed by both parties;

         (f) termination by the Company for Cause, i.e., gross negligence, insub-ordination, or willful misconduct.

         9. Compensation After Termination

         (a) Richard A. Sandberg will not receive compensation from the Company after the termination of his employment as Consultant to the President under this Agree-ment, other than unused vacation, except as described under paragraph
(b) of this Section of this Agreement, if applicable. Nothing in this Agreement, however, is intended to impair any rights vested under the law in any benefit plan of the Company.

         (b) If Richard A. Sandberg's employment as Consultant to the President of the Company terminates because of the occurrence of the event described in paragraph (e) of Section 8 of this Agreement:

         (i) For a period of six months beginning with February 28, 1998, the Company will pay Richard A. Sandberg severance pay at his rate of base pay on that date;

         (ii) During said six month period, the Company will pay the full premium cost of medical continuation coverage for Richard A. Sandberg and/or his dependents for any months in said period during which Richard A. Sandberg and/or his dependents are eligible and elect to continue such coverage;

         (iii)    During said six month period, the Company will provide Richard
                  A. Sandberg any Company car allowance Richard A. Sandberg was receiving on February 28, 1998; and

         (iv) For purposes of stock option exercise, a termination of Richard A. Sandberg's employment pursuant to paragraph (e) of
                  Section 8 of this Agreement shall be a termination by the Company.

         10. Return of Property

         On the date Richard A. Sandberg's employment as Consultant to the President terminates pursuant to Section 8 of this Agreement, or at any earlier point in time when a request is made by the Company for same, Richard A. Sandberg will turn over to the Company all notes, reports, memoranda, books, records, chemicals, devices and documents, whether in written, typewritten, computerized or any other form, which are in Richard A. Sandberg's possession or under his control, whether prepared by him or others related to the Company or relating to the business of the Company. Richard A. Sandberg will also return to the Company at the time his employment terminates, or on an earlier Company request, any Company keys, parking card, credit card, business cards or other materials related to this employment with the Company or the operation of the Company. Richard A. Sandberg will return to the Company any car this Agreement permits him to use for six months after the termination of his employment with the Company at the conclusion of said six month period.

         11. Confidential Information

         Richard A. Sandberg acknowledges his pre-existing and continuing obligation not to use or disclose, other than as authorized by the Company, any trade secrets or other confidential information he has acquired through his association with the Company.

         12. Activity Against Company's Interest

         For the period of the employment of Richard A. Sandberg as Consultant to the President of the Company and for a period of two years after the termination of that employment, Richard A. Sandberg will not engage or otherwise be involved, either directly or indirectly, in the recruitment of the Company's employees or take any other action ad-verse to the management of the Company. Notwithstanding the foregoing, the parties agree that Richard A. Sandberg will not violate his obligations under this paragraph by voting his shares in the Company, by voting on matters before the Board of Directors of the Company so long as he continues to be a Director of the Company; or by engaging in any non-Company business activity other than those he commits to avoid in this Agreement.

         13. Non Competition

         Richard A. Sandberg will not compete with any business activity of the Company during his employment with the Company and for a period of two years after the termination of that employment. Competition includes ownership, management (including serving as an officer or director), operation, control, employment or consultation of, by or to any business organization or entity which directly or indirectly offers the same or similar services as those offered or actively being developed by the Company on the date Richard A. Sandberg's employment with the Company terminates. The obligation in this paragraph shall not be violated by Richard A. Sandberg's ownership of shares of stock in a corporation involved in such activities provided such shares are publicly traded, Richard A. Sandberg owns less than two percent of the total number of issued and outstanding shares and Richard A. Sandberg is not otherwise connected with or active in, the business of such corporation. The parties recognize that the Company's business is carried on by telephone and from time to time in person in each of the 50 States of the United States of America and therefore that Richard A. Sandberg's Agreement not to compete must apply in all such 50 States.

         14. Remedies For Breach Of Certain Covenants

         The parties acknowledge that because Richard A. Sandberg has been an officer and director of the Company and as such was and remains conversant with and had access to, the business, affairs, records, trade secrets, customers and customer lists, suppliers, supplier lists, patents, technical know-how, chemicals, devices, sales or distribution agents and representatives, sales or distribution agents and representatives lists, and other con-fidential and proprietary information of the Company, his compliance with Sections 10, 11, 12 and 13 of this Agreement is necessary to protect the goodwill and other proprietary interests of the Company and a breach of said covenants and agreements in this Agreement will result in continuing and irreparable damage to the Company for which there will be no adequate remedy at law. Therefore, the parties acknowledge that in the event of a breach of Richard A. Sandberg's commitments in Sections 10, 11, 12 or 13 of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity to obtain damages for any breach of this Agreement and/or to enforce the specific performance thereof by Richard A. Sandberg and/or to enjoin Richard A. Sandberg from retaining Company property, using confidential Company information, competing with the Company or soliciting or recruiting its employees or otherwise acting against the Company's interests.

         15. Release And Waiver

         Richard A. Sandberg, on behalf of himself, his executors, administrators and assigns, hereby releases the Company, its affiliates, and their respective directors, officers, agents, employees, benefit plans, fiduciaries and administrators of such benefit plans and their successors and assigns (hereinafter "Released Parties") from any and all claims or causes of action of any kind, other than vested rights under benefit plans or claims to enforce this Agreement, arising on or before the effective date of this Agreement, which Richard A. Sandberg has, had or may have against any of them, whether or not now known, including but not limited to, any claims arising from Richard A. Sandberg's employment or officership with the Company, or the termination thereof, including without limitation any claims under the Age Discrimination In Employment Act.

         16. Covenant Not To Sue

         Richard A. Sandberg on behalf of himself, his heirs, executors, administrators and assigns, further agrees never directly or indirectly to commence or prosecute, or to permit or advise to be commenced or prosecuted, any action, proceeding, or charge against any Released Party, in any state or federal court, administrative agency or arbitral forum with respect to any matter other than to enforce this Agreement, whether or not now known, for any claim whatsoever (including but not limited to, any claim arising from Richard
A. Sandberg's employment or officership with the Company, or the termination thereof) based upon any act, transaction, practice, conduct, or omission that occurred prior to the effective date of this Agreement, which he now has, or claims to have, or which at any time heretofore had, or which at any time hereafter may have. This covenant includes but is not limited to, rights under the Age Discrimination in Employment Act or any other federal, state, or local laws prohibiting age, race, sex, national origin, religion, or other forms of discrimination, claims for breach of contract or promissory estoppel or tort, and claims growing out of any legal restrictions on the Company's right to terminate its employees or officers.

         17. Non Admission

         The parties recognize and agree that this Agreement does not and shall not constitute an admission of liability or wrongdoing by Richard A. Sandberg or the Company or its present or former affiliates, directors, officers, agents, employees.


         18. No Abridgment of Indemnification

         Nothing in this Agreement is intended to limit or abridge any indemnification the Company would otherwise provide Richard A. Sandberg of and from any claims based on his actions as an officer or director of the Company.

         19. Intent To Be Enforced As Fully As Possible

         In the event that any of the terms or provisions of this Agreement shall violate any statutory provision or may be otherwise unlawful or inoperative, it is the intent of the parties that this Agreement operate and be of full force and effect insofar as it does not violate said statutory provisions or is otherwise lawful and that this Agreement be carried out as far as possible in a manner consistent with its intent.

         20. Litigation Costs

         In the event Richard A. Sandberg does not exercise his rights to revoke this Agreement in accordance with Section 24 and files a claim, lawsuit or complaint against the Company in any court or governmental agency with respect to the claims released under this Agreement, Richard A. Sandberg shall be liable for all costs and expenses including legal fees, incurred by any Released Party in defense of that action.

         21. Voluntariness

         Richard A. Sandberg represents that he has carefully read and completely understands this Agreement and that he has entered into this Agreement voluntarily after having had an opportunity to consult with his legal advisors, which he has been encouraged to do in writing by the Company. (Attachment A)

         22. Time To Review

         Richard A. Sandberg acknowledges that he has been advised he has 21 days to review the waivers and releases contained in this Agreement if he so chooses.

         23. Adequacy Of Consideration

            Richard A. Sandberg acknowledges that the commitments, waivers and releases he gives in this Agreement are in exchange for valuable consideration to which he is not otherwise entitled.

         24. Revocation Option

         Richard A. Sandberg shall have seven (7) days after the execution of this Agreement to revoke the waivers and releases in this Agreement and the Agreement shall not be effective unless and until those seven (7) days have lapsed without Richard A. Sandberg so revoking.

         25. Entire Agreement

         This Agreement constitutes the entire Agreement of the parties on the subject matter hereof and supersedes any and all prior agreements, understandings or commit-ments, oral or written, including without limitation, the Executive Severance Agreement between the Company and Richard A. Sandberg dated March 9, 1989.

         26. Governing Law

         This Agreement shall be governed by the laws of the State of Connecticut.

                                          RICHARD A. SANDBERG




      2/27/97                                  /s/Richard A. Sandberg
--------------------------                -------------------------------------
Dated                                     Signature



                                          DIANON SYSTEMS, INC.




     2/27/97                                     /s/Kevin C. Johnson
--------------------------                -------------------------------------
Dated                                     Signature




/29203

                                                                    Attachment A




Mr. Richard A. Sandberg


Dear Richard:

The law requires us to inform you in writing that you should consult a lawyer before executing the Agreement we have proposed to become effective between you and the Company on February 27, 1997, because it includes releases and waivers of potential rights.

Sincerely,

/s/Kevin C. Johnson

Kevin Johnson